UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2018

Lamb Weston Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-37830 (Commission File Number)	61-1797411 (I.R.S. Employer Identification No.)

599 S. Rivershore Lane Eagle, Idaho (Address of principal executive offices)	83616 (Zip Code)

(208) 938-1047
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐             Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 27, 2018, we held our annual meeting of stockholders in Eagle, Idaho. A total of 130,919,517 shares of our common stock, or 89.4% of our outstanding shares of common stock, were represented in person or by proxy at the annual meeting. The final voting results for each of the matters submitted to a stockholder vote at the annual meeting are set forth below:

1.              Our stockholders elected nine directors to each serve a one-year term until our 2019 annual meeting of stockholders or until his or her successor has been duly chosen and qualified, based on the following voting results:

Director	For	Against	Abstain	Broker Non-Votes
Peter J. Bensen	113,783,564	298,132	172,690	16,665,131
Charles A. Blixt	113,393,830	683,014	177,542	16,665,131
André J. Hawaux	113,722,885	358,741	172,760	16,665,131
W.G. Jurgensen	113,507,204	574,540	172,642	16,665,131
Thomas P. Maurer	113,723,557	346,509	184,320	16,665,131
Hala G. Moddelmog	113,466,410	616,085	171,891	16,665,131
Andrew J. Schindler	113,423,205	657,578	173,603	16,665,131
Maria Renna Sharpe	113,469,757	619,682	164,947	16,665,131
Thomas P. Werner	113,747,998	333,346	173,042	16,665,131

2.              Our stockholders approved on an advisory basis our named executive officer compensation, based on the following voting results:

For	Against	Abstain	Broker Non-Votes
109,174,276	4,535,555	544,555	16,665,131

3.              Our stockholders ratified the selection of KPMG LLP as our independent auditors for the year ending May 26, 2019, based on the following voting results:

For	Against	Abstain	Broker Non-Votes
130,368,272	360,729	190,516	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMB WESTON HOLDINGS, INC.

By:	/s/ Eryk J. Spytek
	Name:	Eryk J. Spytek
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Date:  October 1, 2018

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